Exhibit 99.1

MaxCyte Reports Second Quarter and Half-Year 2023 Financial Results and Updates Full Year 2023 Guidance

ROCKVILLE, MD, August 9, 2023 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading commercial cell-engineering company focused on providing enabling platform technologies to advance innovative cell-based research as well as next-generation cell therapeutic discovery, development and commercialization, today announced financial results for the second quarter and six months ended June 30, 2023.

Second Quarter and Recent Highlights

●	Total revenue of $9.0 million in the second quarter of 2023, a decrease of 6% compared to the second quarter of 2022.
●	Core business revenue of $8.3 million in the second quarter of 2023, a decrease of 14% compared to the second quarter of 2022.
●	We now expect core revenue for 2023 to be comparable to 2022 and Strategic Platform License (“SPL”) program-related revenue expectations remain unchanged at approximately $6 million for the year.
●	Five SPL partnerships signed year-to-date. Lyell Immunopharma and ViTToria Biotherapeutics announced in July, and Prime Medicine announced in August. The total number of SPL partnerships now stands at 23.
●	Total cash, cash equivalents and short-term investments were $216.1 million as of June 30, 2023.

“2023 has been a challenging year across the life sciences industry. An evolving funding environment continues to result in the prioritization of internal pipeline assets by companies, impacting the timing of research and early clinical development projects. Despite this, we remain positive on our ability to successfully deliver on our long-term financial and strategic goals and are encouraged by our continued momentum in signing new clinical partnerships. We believe these partnerships reflect the value of MaxCyte’s premier cell engineering technology and support, underlining the key role we play in enabling a growing set of next-generation cell therapies,” said Doug Doerfler, President and Chief Executive Officer at MaxCyte.

“So far this year MaxCyte has signed five strategic partnerships, bringing the total number to 23. Our most recently signed partnerships highlight our expansion into autologous modalities across a range of indications including genetic diseases, lymphoma, and solid tumors. Moving forward, we will continue to make the necessary investments into key aspects of our technology and support offering, including our applications lab, and process development capabilities, which we believe enable us to provide invaluable support to our partners as they advance through the clinic and towards commercialization.”

The following table provides details regarding the sources of our revenue for the periods presented.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	%	2023	2022	%
(in thousands, except percentages)
Cell therapy	$6,637	$7,688	(14%)	$12,611	$15,104	(17%)
Drug discovery	1,652	1,916	(14%)	3,450	4,083	(16%)
Program-related	754	4	NM	1,558	2,008	(22%)
Total revenue	$9,043	$9,608	(6%)	$17,619	$21,195	(17%)

Second Quarter 2023 Financial Results

Total revenue for the second quarter of 2023 was $9.0 million, compared to $9.6 million in the second quarter of 2022, representing a decline of 6%.

Core business revenue (sales and leases of instrument and disposables to cell therapy and drug discovery customers, excluding program-related revenue) for the second quarter of 2023 was $8.3 million, compared to $9.6 million in the second quarter of 2022, representing a decline of 14%.

Cell therapy revenue for the second quarter of 2023 was $6.6 million, compared to $7.7 million in the second quarter of 2022, representing a decline of 14%. Drug discovery revenue for the second quarter of 2023 was $1.7 million, compared to $1.9 million in the second quarter of 2022, representing a decline of 14%.

SPL Program-related revenue was $0.8 million in the second quarter of 2023, as compared to no material SPL Program-related revenue in the second quarter of 2022.

Gross profit for the second quarter of 2023 was $7.7 million (85% gross margin), compared to $8.5 million (88% gross margin) in the same period of the prior year.

Operating expenses for the second quarter of 2023 were $20.7 million, compared to operating expenses of $17.2 million in the second quarter of 2022.

Second quarter 2023 net loss was $10.5 million compared to net loss of $8.3 million for the same period in 2022. EBITDA, a non-GAAP measure, was a loss of $12.0 million for the second quarter of 2023, compared to a loss of $8.2 million for the second quarter of the prior year. Stock-based compensation expense was $3.5 million for the second quarter versus $3.0 million for the same period in the prior year.

First Half 2023 Financial Results

Total revenue for the first half of 2023 was $17.6 million, compared to $21.2 million in the first half of 2022, representing a decline of 17%.

Core business revenue (sales and leases of instrument and disposables to cell therapy and drug discovery customers but excluding program-related revenue) for the first half was $16.1 million, compared to $19.2 million in the first half of 2022, representing a decline of 16%.

Cell therapy revenue for the first half of 2023 was $12.6 million, compared to $15.1 million in the first half of 2022, representing a decline of 17%. Drug discovery revenue for the first half was $3.5 million, compared to $4.1 million in the second quarter of 2022, representing a decline of 16%.

SPL Program-related revenue was $1.6 million in the first half of 2023, as compared to $2.0 million in program-related revenue in the first half of 2022.

Gross profit for the first half of 2023 was $15.2 million (87% gross margin), compared to $19.0 million (90% gross margin) in the same period of the prior year.

Operating expenses for the first half of 2023 were $41.5 million, compared to operating expenses of $31.9 million in the first half of 2022.

First half 2023 net loss was $21.4 million compared to net loss of $12.3 million for the same period in 2022. EBITDA was a loss of $24.3 million for the first half of 2023, compared to a loss of $11.9 million for the same period of the prior year. Stock-based compensation expense was $6.8 million for the first half of 2023 versus $5.4 million for the same period in the prior year.

2023 Revenue Guidance

We now expect core revenue for 2023 to be comparable to 2022 and Strategic Platform License (“SPL”) program-related revenue expectations remain unchanged at approximately $6 million for the year.

Webcast and Conference Call Details

MaxCyte will host a conference call today, August 9, 2023, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 20 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology, as well as technical and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on Twitter and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings, before interest, tax, depreciation and amortization.  MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents EBITDA together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation table of net loss, the most comparable GAAP financial measure, to EBITDA is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding expected total revenue growth, core business revenue growth and SPL program-related revenue for the year ending December 31, 2023, expansion of and revenue from our SPLs and the progression of our customers’ programs into and through clinical trials. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the timing and outcome of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and market acceptance and demand for our technology and products. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on  March 15, 2023, as well as in discussions of potential risks, uncertainties, and other important factors in our most recent Quarterly report on Form 10-Q and the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser Gilmartin Group David Deuchler, CFA	+1 415-937-5400 ir@maxcyte.com
US Media Relations Seismic Valerie Enes Nominated Adviser and Joint Corporate Broker Panmure Gordon Emma Earl / Freddy Crossley Corporate Broking Rupert Dearden	+1 408-497-8568 +44 (0)20 7886 2500
UK IR Adviser Consilium Strategic Communications Mary-Jane Elliott Chris Welsh	+44 (0)203 709 5700 maxcyte@consilium-comms.com

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,556,900	$11,064,700
Short-term investments, at amortized cost	161,552,100	216,274,900
Accounts receivable	7,607,800	11,654,600
Accounts receivable – TIA*	—	1,912,400
Inventory	11,020,300	8,580,800
Prepaid expenses and other current assets	1,881,900	2,778,800
Total current assets	236,619,000	252,266,200

Property and equipment, net	24,324,600	23,724,700
Right of use asset - operating leases	9,663,200	9,853,500
Other assets	597,300	809,000
Total assets	$271,204,100	$286,653,400

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,602,800	$531,800
Accrued expenses and other	6,410,800	8,025,300
Operating lease liability, current	498,600	156,800
Deferred revenue, current portion	4,692,600	6,712,600
Total current liabilities	13,204,800	15,426,500

Operating lease liability, net of current portion	15,708,100	15,938,100
Other liabilities	1,308,400	1,321,600
Total liabilities	30,221,300	32,686,200

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 103,134,585 and 102,397,913 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,031,400	1,024,000
Additional paid-in capital	399,220,100	390,818,500
Accumulated deficit	(159,268,700)	(137,875,300)
Total stockholders’ equity	240,982,800	253,967,200
Total liabilities and stockholders’ equity	$271,204,100	$286,653,400

* Tenant improvement allowance (“TIA”)

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$9,042,600	$9,607,800	$17,618,900	$21,195,100
Cost of goods sold	1,375,700	1,120,400	2,375,500	2,183,000
Gross profit	7,666,900	8,487,400	15,243,400	19,012,100

Operating expenses:
Research and development	5,664,300	4,696,000	11,710,800	8,461,200
Sales and marketing	6,436,100	4,930,600	12,732,200	8,769,300
General and administrative	7,662,500	7,102,600	15,161,400	13,735,100
Depreciation and amortization	977,400	497,100	1,889,600	944,500
Total operating expenses	20,740,300	17,226,300	41,494,000	31,910,100
Operating loss	(13,073,400)	(8,738,900)	(26,250,600)	(12,898,000)

Other income:
Interest income	2,561,600	478,700	4,857,200	570,500
Total other income	2,561,600	478,700	4,857,200	570,500
Net loss	$(10,511,800)	$(8,260,200)	$(21,393,400)	$(12,327,500)
Basic and diluted net loss per share	$(0.10)	$(0.08)	$(0.21)	$(0.12)
Weighted average shares outstanding, basic and diluted	103,063,606	101,427,430	102,955,422	101,547,583

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(21,393,400)	$(12,327,500)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,987,900	1,035,000
Net book value of consigned equipment sold	65,800	51,400
Stock-based compensation	6,795,700	5,435,200
Bad debt expense	230,200	—
Amortization of discounts on short-term investments	(3,641,600)	(206,100)

Changes in operating assets and liabilities:
Accounts receivable	3,816,600	(555,900)
Accounts receivable - TIA	1,912,400	(475,600)
Inventory	(2,541,700)	(2,639,500)
Prepaid expense and other current assets	896,900	1,995,800
Right of use asset – operating leases	190,300	(4,741,000)
Other assets	211,700	(603,800)
Accounts payable, accrued expenses and other	(1,039,000)	939,900
Operating lease liability	111,800	8,809,900
Deferred revenue	(2,020,000)	563,800
Other liabilities	(13,200)	(57,200)
Net cash used in operating activities	(14,429,600)	(2,775,600)

Cash flows from investing activities:
Purchases of short-term investments	(104,955,600)	(131,547,700)
Maturities of short-term investments	163,320,000	207,296,000
Purchases of property and equipment	(2,065,000)	(12,804,800)
Proceeds from sale of equipment	9,100	—
Net cash provided by investing activities	56,308,500	62,943,500

Cash flows from financing activities:
Proceeds from exercise of stock options	1,613,300	1,218,100
Net cash provided by financing activities	1,613,300	1,218,100
Net increase in cash and cash equivalents	43,492,200	61,386,000
Cash and cash equivalents, beginning of period	11,064,700	47,782,400
Cash and cash equivalents, end of period	$54,556,900	$109,168,400

Unaudited Reconciliation of Net Loss to EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
(in thousands)
Net loss	$(10,512)	$(8,260)	$(21,393)	$(12,328)
Depreciation and amortization expense	1,026	548	1,988	1,035
Interest income	(2,562)	(479)	(4,857)	(571)
Income taxes	—	—	—	—
EBITDA	$(12,047)	$(8,191)	$(24,263)	$(11,864)